EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with our Annual Report on Form 10-K of U.S. China Mining Group, Inc. (the "Company") for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hongwen Li, Chief Executive Officer of the Company, certify, pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hongwen Li
Hongwen Li Chief Executive Officer Dated: April 14, 2014